Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

R. Dirk Allison
Senior Vice President and CFO
(214) 922-9711
ODYSSEY HEALTHCARE ANNOUNCES $10 MILLION STOCK
REPURCHASE PROGRAM
     DALLAS, TEXAS (November 21, 2006)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced that it intends to repurchase up to $10 million of its common stock. The Company said that it intends to conduct the stock repurchase program in the open market over the next twelve months. The timing and the amount of any repurchase of shares during the twelve-month period will be determined by Company management based on its evaluation of market conditions and other factors. Odyssey had approximately 34.3 million shares outstanding as of September 30, 2006.
     The Company also announced that its Bryan-College Station, Texas hospice program was certified to accept Medicare patients in November 2006.
     Based in Dallas, Texas, Odyssey has 82 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the Company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
     Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; increases in inflation including inflationary increases in patient care costs; adverse changes in the Medicare payment cap limits and increases in the Company’s Medicare cap contractual adjustment; decline in patient census growth; challenges inherent in and potential changes in the Company’s growth and expansion strategy; our ability to effectively implement

Odyssey HealthCare, Inc.

the Company’s 2006 operations initiatives; the ability to attract and retain healthcare professionals; the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; adverse changes in the competitive environment in which the Company operates; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A.Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Odyssey HealthCare, Inc.